Filed Pursuant To Rule 433

Registration No 333-286293

September 19, 2025

Capture the crypto opportunity 5 Invest Now Grayscale Source: Grayscale and CoinDesk, as of 6/30/2025. Top five by market cap, reflecting eligibility for U.S. exchange

Exposure to the top 5 market leaders Only from Grayscale 5 Invest Now Grayscale Source: Grayscale and CoinDesk, as of 6/30/2025. Top five by market cap, reflecting eligibility for U.S. exchange

GDLC Grayscale CoinDesk Crypto 5 ETF Invest Now *Source: Grayscale and CoinDesk, as of 6/30/2025. Top five by market cap, reflecting eligibility for U.S. exchange and custody accessibility and U.S. dollar or U.S. dollar related trading pairs. Exclusions include stablecoins, memecoins, gas tokens, privacy tokens, wrapped tokens, staked assets, or pegged assets. Holdings are subject to change. Grayscale CoinDesk Crypto 5 ETF ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by calling (833)903-2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Grayscale CoinDesk Crypto 5 ETF ("GDLC" or the "Fund"), an exchange traded product, is not registered under the Investment Company Act of 1940, as amended ("40 Act") and therefore is not subject to the same regulations and protections as 40 Act registered ETFs and mutual funds. Investing involves risk, including possible loss of principal. GDLC is subject to a high degree of risk and volatility. cryptocurrency assets are not suitable for an investor that cannot afford the loss of the entire investment. An investment in GDLC is not a direct investment in cryptocurrencies. Foreside Fund Services, LLC is the Marketing Agent and Grayscale Investments Sponsors, LLC is the sponsor of GDLC.

GDLC Grayscale CoinDesk Crypto 5 ETF Invest Now *Source: Grayscale and CoinDesk, as of 6/30/2025. Top five by market cap, reflecting eligibility for U.S. exchange and custody accessibility and U.S. dollar or U.S. dollar related trading pairs. Exclusions include stablecoins, memecoins, gas tokens, privacy tokens, wrapped tokens, staked assets, or pegged assets. Holdings are subject to change. Grayscale CoinDesk Crypto 5 ETF ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by calling (833)903-2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Grayscale CoinDesk Crypto 5 ETF ("GDLC" or the "Fund"), an exchange traded product, is not registered under the Investment Company Act of 1940, as amended ("40 Act") and therefore is not subject to the same regulations and protections as 40 Act registered ETFs and mutual funds. Investing involves risk, including possible loss of principal. GDLC is subject to a high degree of risk and volatility. cryptocurrency assets are not suitable for an investor that cannot afford the loss of the entire investment. An investment in GDLC is not a direct investment in cryptocurrencies. Foreside Fund Services, LLC is the Marketing Agent and Grayscale Investments Sponsors, LLC is the sponsor of GDLC.

Capture the Crypto Opportunity Grayscale Exposure to the top 5 market leaders Only from Grayscale 5

GDLC Grayscale CoinDesk Crypto 5 ETF Invest Now *Source: Grayscale and CoinDesk, as of 6/30/2025. Top five by market cap, reflecting eligibility for U.S. exchange and custody accessibility and U.S. dollar or U.S. dollar related trading pairs. Exclusions include stablecoins, memecoins, gas tokens, privacy tokens, wrapped tokens, staked assets, or pegged assets. Holdings are subject to change. Grayscale CoinDesk Crypto 5 ETF ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by calling (833)903-2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Grayscale CoinDesk Crypto 5 ETF ("GDLC" or the "Fund"), an exchange traded product, is not registered under the Investment Company Act of 1940, as amended ("40 Act") and therefore is not subject to the same regulations and protections as 40 Act registered ETFs and mutual funds. Investing involves risk, including possible loss of principal. GDLC is subject to a high degree of risk and volatility. cryptocurrency assets are not suitable for an investor that cannot afford the loss of the entire investment. An investment in GDLC is not a direct investment in cryptocurrencies. Foreside Fund Services, LLC is the Marketing Agent and Grayscale Investments Sponsors, LLC is the sponsor of GDLC.

Grayscale CoinDesk Crypto 5 ETF ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by calling (833)903-2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.